UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

(Date of earliest event reported): December 22, 2010

ARCHON CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-9481	88-0304348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

2200 Casino Drive

Laughlin, Nevada 89029

(Address of principal executive office and zip code)

(702) 732-9120

(Registrant’s telephone number, including area code)

Check the appropriate box bellow if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01	OTHER EVENTS.

On December 22, 2010, the District Court for the District of Nevada, in the D.E. Shaw v. Archon Corporation case regarding calculation of dividends upon redemption of Archon’s Exchangeable Redeemable Preferred Stock on August 31, 2007, issued an Order granting the Plaintiff’s Motion for Summary Judgment and awarding damages in the amount of $7,240,523.64, and pre-judgment interest in the amount of $2,275,055.86, for a total judgment of $9,515,579.50.

Also on December 22, 2010, the District Court, in the Leeward Capital, L.P. v. Archon Corporation case regarding the same issue, issued an Order granting the Plaintiff’s Motion for Summary Judgment and awarding damages in the amount of $206,940.00 and pre-judgment interest in the amount of $79,734.43, for a total judgment of $286,674.43. In the same Order, the Court denied Archon’s Motion for Summary Judgment without analysis or comment.

In both cases, the Company disagrees with the District Court’s decision and intends to appeal to the Ninth Circuit Court of Appeals. In addition, the Company intends to pursue its claim against third parties involved in the drafting of the Certificate of Designation, including the law firm of Gibson, Dunn & Crutcher, as the Company never intended dividends to be accrued on a compound basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARCHON CORPORATION

By:	/S/ PAUL W. LOWDEN
Name:	Paul W. Lowden
Title:	Chairman of the Board/President

Dated: December 28, 2010